Exhibit 10.51

OPPFI MANAGEMENT HOLDINGS, LLC

PROFITS INTEREST PLAN

MANAGEMENT PROFITS INTEREST AGREEMENT

This Management Profits Interest Agreement (this “Agreement”) is made this ______ __, ______ (the “Grant Date”), by and between OppFi Management Holdings, LLC, a Delaware limited liability company (the “Company”) and ___________, an individual (the “Participant”), pursuant to the OppFi Management Holdings, LLC Profits Interest Plan (“Plan”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

RECITALS

WHEREAS, in consideration of the Participant’s services as an Employee, the Company desires to issue to the Participant, and the Participant desires to accept, an equity grant of Class A Shares of the Company as of the Grant Date on the terms and conditions set forth herein.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Class A Shares.

1.1 The Company, subject to the terms and conditions of this Agreement, hereby issues to the Participant, as of the Grant Date, _______ Class A Shares (the “Class A Shares”). The Class A Shares shall have a Participation Threshold of _______________. Each vesting of Class A Shares pursuant to Section 4.1 hereof shall be proportionate across the foregoing Participation Thresholds. The Class A Shares are being issued by the Company only for the provision of services to or for the benefit of the Company and its Subsidiaries by the Participant and for no other consideration. The initial balance of the Participant’s capital account under the LLC Agreement in respect of the Class A Shares as of the Grant Date shall be $0.

1.2 The Company and the Participant intend that the Class A Shares qualify as a “profits interest” in the Company within the meaning of Rev. Proc. 93-27 and Rev. Proc. 2001-43, and that distributions to Members (as defined in the LLC Agreement) holding Class A Shares pursuant to Section 3.1(a) of the LLC Agreement be limited to the extent necessary so that each Class A Share qualifies as a “profits interest” thereunder, and the provisions of this Agreement and the LLC Agreement shall be interpreted and applied in accordance with such intent.

2. Consideration. The Participant is not obligated to pay the Company any cash consideration for the issuance of the Class A Shares. The Class A Shares are granted to the Participant as consideration for the Participant’s services to or for the benefit of the Company.

3. Representations and Warranties of the Participant.

3.1 Securities Act Representations and Warranties. The Participant has been advised that the Class A Shares are not being registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, but are being offered and conveyed pursuant to exemptions from such laws, and that the Company’s reliance on such exemptions is predicated in part on the Participant’s representations contained in this Agreement. The Company is relying in part on the Participant’s representations and warranties contained in this Section 3 for the purpose of qualifying for applicable exemptions from registration or qualification pursuant to federal and state securities laws, rules and regulations. Therefore, by entering in to the LLC Agreement, the Participant shall provide such representations and warranties to the Company as are provided in Section 3.1(a) of the LLC Agreement.

3.2 Capitalization; Restrictions. The Company and its Subsidiaries may from time to time issue additional interests which issuances may be dilutive to one or more outstanding classes of shares, including the Participant’s grant of Class A Shares hereunder. Further, subject to the terms and conditions of the existing LLC Agreement, the Company and its Subsidiaries may in the future create and issue additional classes of preferred and/or senior membership interests that have rights different from those currently authorized. The Participant acknowledges that (i) the Participant has no vested right in the existing capital structure of the Company and its Subsidiaries in respect of this Agreement, (ii) the Board of Managers has extensive rights to modify the capital structure of the Company and its Subsidiaries, (iii) the Board of Managers has extensive authority and is expressly permitted to approve any modification to the capital structure of the Company and its Subsidiaries without any approval from the Participant or any other Member of the Company, and that the Board of Managers may give any such approval whether or not such modification is in the interest of the Participant, and (iv) the foregoing may affect the value of the Class A Shares. The Participant further acknowledges and accepts that the Participant has limited to no rights to influence decisions involving changes in capitalization of the Company and its Subsidiaries with respect to the Class A Shares, and that such decisions will be made based on various considerations and taking into account interests that may differ from the Participant’s own interests. The Participant further acknowledges that the Class A Shares are subject to all of the terms and conditions in the LLC Agreement as well as the terms of this Agreement.

4. Vesting; Termination.

4.1 Vesting. The Class A Shares shall vest as follows: (i) as to ______ Class A Shares in one installment on ______________, and (ii) as to the other ______ Class A Shares, in equal installments of ________ Class A Shares each beginning on ____________ and on the first day of each calendar month thereafter through ____________, in the case of each such installment provided that the Participant remains continuously employed with the Company and its Subsidiaries through the date that such installment of Class A Shares is scheduled to so vest. The unvested Class A Shares (if any) shall ________% vest upon the occurrence of a Sale of the Company, provided that the Participant is continuously employed with the Company and its Subsidiaries through the date of such Sale of the Company.

4.2 Termination. Except as otherwise set forth herein, the Class A Shares are subject to forfeiture upon the Participant’s Termination of Service for any reason. All Class A Shares shall be Unvested Class A Shares subject to forfeiture unless and until such Class A Shares become Vested Class A Shares as set forth in Section 4.1. If and upon the Participant’s Termination of Service for any reason, the Participant will forfeit all then-Unvested Class A Shares without any compensation, credit or other payment or benefit to the Participant, and in connection therewith all such Unvested Class A Shares shall be immediately deemed cancelled. In addition, and notwithstanding anything else in this Agreement to the contrary, upon the Participant’s Termination of Service for Cause, all Class A Shares (whether Vested or Unvested) shall automatically and immediately be forfeited without any compensation, credit or other payment or benefit to the Participant, and in connection therewith all Class A Shares shall be immediately deemed cancelled.

4.3 Equitable Adjustment in Sale of the Company. If a Sale of the Company occurs, then to the extent that the Board of Managers deems appropriate, in the sole discretion of the Board of Managers, to (i) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under or with respect to this Agreement or (ii) facilitate such Sale of the Company, the Board of Managers is authorized, in such manner as it may deem equitable, to adjust any or all of (a) the number and kind of securities subject to this Agreement, (b) the Participation Threshold of the Class A Shares and (c) the terms and conditions of the Class A Shares (or, in each case, other securities into which the Class A Shares are converted); provided, that no such action by the Board of Managers may materially and adversely affect the economic value of the Class A Shares, the vesting of the Class A Shares, the timing of any payments in respect of the Class A Shares or the Participant’s rights hereunder or with respect to the Class A Shares without the Participant’s prior written consent.

5. Call Right.

5.1 Call Right on Termination. In the event of the Participant’s Termination of Service for any reason (other than a termination for Cause), the Company shall have the option (the “Call Right”) to purchase the Participant’s Vested Class A Shares at a price equal to the Fair Market Value of the Vested Class A Shares on the date that the Call Right is exercised. The Participant acknowledges that (i) upon the Participant’s Termination of Service for Cause, no Class A Shares shall be subject to repurchase by the Company because all Class A Shares shall instead be forfeited without payment or other consideration and (ii) upon the Participant’s Termination of Service for any reason other than for Cause, the Unvested Class A Shares shall not be subject to repurchase by the Company and shall instead be forfeited without payment or other consideration.

5.2 Exercise. The Company or the Preferred Members or the Company in part and one or more Preferred Members in part, as they and the Board of Managers may agree among themselves, may exercise the Call Right, at any time during the eighteen (18) month period ending on the eighteen (18) month anniversary of the date of the Participant’s Termination of Service, by delivering written notice (or notices) of such exercise to the Participant and the number of Vested Class A Shares as to which the Call Right is being exercised. For the avoidance of doubt, during such exercise period the Call Right may be exercised more than once following the Participant’s Termination of Service and in each case may be exercised for some or all of the Vested Class A Shares. If the Company or any Preferred Members (or both) elect to exercise the Call Right, the Participant shall enter into reasonable conveyance instruments in the form requested by the Company that require the Participant to represent and warrant good and marketable title to the Vested Class A Shares free and clear of any liens or encumbrances and full right, power and authority to sell, but without further representations or warranties.

5.3 Purchase. If the Participant’s Vested Class A Shares are repurchased in connection with an exercise of the Call Right, the Company or Preferred Members (or each), as applies, shall pay the consideration for the Vested Class A Shares in a cash lump sum within thirty (30) days following delivery of the written notice of such exercise.

Provided, that, (A) for any exercise of the Call Right occurring prior to the eighteen (18) month anniversary of the Participant’s Termination of Service (“Restrictive Covenant Exercise”) or (B) as otherwise determined by the Board of Managers in its sole discretion on an exercise of the Call Right at the time of exercising the Call Right in the event that the Company lacks adequate cash readily available (with consideration of reserves that may be required for the business of the Company) or to the extent that the Company is prohibited from repurchasing the Class A Shares in a cash lump sum due to any financing covenant or prohibition under applicable law (“Cash Flow Exercise”), the Company shall issue to the Participant a subordinated promissory note, bearing interest at a per annum rate determined by the Board of Managers (provided that such rate shall be fixed at not less than the prime rate, as published in The Wall Street Journal on the date of issuance, compounded calendar quarterly) which principal (and all accrued interest thereon) shall become due and payable to the Participant:

For a Restrictive Covenant Exercise, on the earlier to occur of (p) a Sale of the Company or (q) a maturity date on the eighteen (18) month anniversary of the date of the Participant’s Termination of Service; and

For a Cash Flow Exercise, on the earliest to occur of (x) a Sale of the Company, (y) a maturity date on fifth anniversary of the date of the Participant’s Termination of Service or (z) a Milestone event.

Anything in this Section 5 to the contrary notwithstanding, no exercise of the Call Right shall occur and no payment shall be made under this Section 5.3 that would cause the Company to violate any applicable law, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any exercise of the Call Right that would cause such violation or default shall result in a rescission of such exercise and the Call Right may thereafter be exercised in accordance with this Section 5 at such time as such payment shall no longer cause any such violation or default.

6. Allocations, Distributions.

6.1 Tax Allocations and Tax Distributions. The Participant shall be allocated items of income and loss, and corresponding tax distributions, in respect of the Class A Shares, as set forth in the LLC Agreement.

6.2 Other Cash Distributions. If after the Grant Date, the Company shall declare and pay any distributions in cash in respect of the Class A Shares, other than tax distributions pursuant to Article IV of the LLC Agreement, such funds distributed in respect of the Unvested Class A Shares shall, subject to Article IV, be held by the Company and shall be subject to forfeiture by the Participant as provided herein or release to the Participant upon the vesting thereof (if any) in accordance with the LLC Agreement.

6.3 Other Distributions. If, after the Grant Date, the Company shall issue any additional Class A Shares by way of a dividend or split or other distribution with respect to the Class A Shares, or if any Class A Shares or other securities of the Company are issued in exchange for, or with respect to the Class A Shares, all such interests (if any) shall be held by the Company and for all purposes hereof such shares shall constitute, and be subject to the same restrictions as, the Class A Shares granted hereunder.

7. LLC Agreement.

7.1 Compliance with LLC Agreement. The Participant agrees the Participant will hold all equity interests issued by the Company in compliance with the provisions of the LLC Agreement.

7.2 Membership. Subject to the provisions of this Agreement, as a Member of the Company, the Participant shall be entitled to exercise all the incidents of ownership with respect to the Class A Shares in accordance with the terms of this Agreement and the LLC Agreement.

7.3 Information after Termination of Service. Upon and following the Participant’s Termination of Service for any reason, during such period in which the Participant is a Member holding Vested Class A Shares, the Company’s obligation to provide non-public information about the Company and its business to the Participant shall be limited to providing the Participant’s annual Schedule K-1 to the Company’s federal Form 1065 with respect to Participant’s Vested Class A Shares as and when required by applicable law.

8. Protective Section 83(b) Election. The Participant agrees to file a proper and timely Code Section 83(b) election with the Internal Revenue Service, substantially in the form attached hereto as Exhibit A, (and to take such other actions necessary to the validity of such filing for tax purposes) within thirty (30) days after the date of this Agreement.

9. Restrictive Covenants. In consideration for the Company’s grant of Class A Shares to the Participant pursuant to this Agreement, the Participant agrees to the provisions of this Section 9.

9.1 Confidential Information. During the Participant’s employment with the Company and its Subsidiaries (together, the “Company,” for purposes of this Section 9), the Company may furnish to the Participant certain information that has been identified as non-public, confidential or proprietary in nature. The Company may also impart to the Participant from time to time additional non-public, confidential or proprietary information of the Company or any of its subsidiaries or affiliates including, without limitation, one or more business plans and other procedures, concepts, methods, trade secrets, product plans, the identity of past, current or prospective strategic partners and/or vendors, documentation, diagrams, manuals, handbooks, training or processing materials, marketing techniques or development plans, financial and pricing information, and the like, whether oral or written. All such material heretofore or hereafter furnished to the Participant, together with any analysis, compilations, studies, summaries, or documents prepared for review by the Participant, the Company, its affiliates, agents or employees (as well as any information related to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby or the business of the Company), is hereinafter referred to as the “Confidential Information”. Confidential Information also includes any information described above which the Company obtains from third parties and which the Company treats as confidential or proprietary, regardless of whether such information is owned or developed by the Company. Confidential Information shall not include information that: (a) is in or comes into the public domain without any breach of any obligation of confidentiality owed to the Company; (b) was in the possession of the Participant prior to its disclosure without the breach or existence of any obligation of confidentiality to the Company; (c) is independently developed by or comes into the possession of the Participant any time hereafter without reference to any information from the Company and without any breach of any obligation of confidentiality owed to the Company; or (d) is required to be disclosed under or by applicable law, regulation or lawful court order; provided, that prior to such disclosure, the Participant shall notify the Company in order to allow the Company the opportunity to obtain relief from such disclosure obligation. During the Participant’s employment with the Company and at all times thereafter, the Participant shall maintain the Confidential Information in secrecy and confidence and shall not, directly or indirectly, without the prior written consent of the Company, disclose or cause to be disclosed, use or make known, or suffer or permit the disclosure of any of the Confidential Information, except in connection with the conduct of the Company’s and its subsidiaries’ business.

9.2 Non-Competition. During the Participant’s employment with the Company and for a period of eighteen (18) months following the Participant’s Termination of Service for any reason (the “Restricted Period”), the Participant shall not, directly or indirectly, own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in any person manufacturing, producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products or services in a Competitive Business. “Competitive Business” shall mean (a) the business of online lending to borrowers, which business has similar products, rates or terms as the Company, and markets to a similar customer demographic and credit profile as the Company and (b) any other business commenced by the Company, or with respect to which the Company has undertaken substantial steps to commence, at any time through the date of the Participant’s Termination of Service. During the Restricted Period, without the Company’s prior written consent, the Participant shall not, directly or indirectly, alone or as a partner, member, manager, owner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, solicit engagements with any business entity that is a licensee under CILA or an affiliate of such entity; provided, that this covenant shall not prohibit the mere ownership by the Participant of less than 2% of the outstanding stock of any publicly-traded corporation as long as the Participant is not otherwise in violation of this Agreement.

9.3 Non-Solicitation of Customers. During the Restricted Period, the Participant shall not, directly or indirectly, induce or solicit or attempt to induce or solicit by mail, by phone, by personal meeting or by any other means any Customer serviced by the Company or whose name became known to the Participant during the employment period. “To solicit” means the Participant’s, direct or indirect, contact or communication of any kind whatsoever for the purpose of inviting, encouraging or requesting any Customer to: (a) transfer their business from the Company to any other person, or (b) purchase any products or services from a company that is competitive with the Company, or (c) otherwise discontinue its patronage and business relationship with the Company. “Customer” means any person that has received a consumer loan from the Company (including their names, addresses, phone numbers, and financial information) or any person which has been in contact with the Company regarding obtaining a consumer loan during the twelve (12) month period immediately preceding the date of the Participant’s Termination of Service.

9.4 Non-Solicitation and Hiring of Employees; Non-Interference with Consultants, Vendors and Suppliers. During the Restricted Period, the Participant shall not, directly or indirectly, (a) solicit, induce, recruit or encourage any employee of the Company or any consultant, supplier or vendor of the Company to terminate such employee’s employment or to reduce or discontinue such consultant’s, vendor’s or supplier’s business with the Company, or (b) hire any employee of the Company. For such purposes, an “employee of the Company” means any such person employed by the Company on the date of the Participant’s Termination of Service or who was employed by the Company at any time during the 365-day period immediately preceding such termination.

9.5 Non-Disparagement. During the Participant’s employment with the Company and at all times thereafter, the Participant shall not make any oral or written statement to any third party that disparages, defames or reflects adversely upon the Company, its Members, Managers, officers, employees, agents or services providers; provided, that nothing in this Section 9.5 shall preclude the Participant from making any statement in a filing, or pursuant to a subpoena, in a court of law or other regulatory forum.

9.6 Records and Other Materials. Upon the Participant’s Termination of Service for any reason, or at any earlier time requested by the Chief Executive Officer or the Board of Managers, the Participant shall immediately return to the Company or, at the Company’s request, destroy, all records, materials, property, documents and data relating to the Company’s business in the possession of the Participant, including that containing or based on Confidential Information or proprietary information, whether existing on paper, stored electronically or existing in any other medium, and whether originals or copies; provided, that such records shall not include those needed by the Participant for filing tax returns.

9.7 Assignment of Inventions. The Participant will promptly communicate and disclose in writing to the Company all inventions and developments including software, whether patentable or not, as well as patents and patent applications (collectively, “Inventions”), made, conceived, developed, or purchased by the Participant, or under which the Participant acquires the right to grant licenses or to become licensed, alone or jointly with others, which have arisen or jointly with others, which have arisen or may arise out of the Participant’s employment, or relate to any matters pertaining to, or useful in connection therewith, the business or affairs of the Company or any of its subsidiaries. Included herein as if developed during the employment period is any specialized equipment and software developed for use in the business of the Company. All of the Participant’s right, title and interest in, to, and under all such Inventions, licenses, and right to grant licenses shall be the sole property of the Company and shall be “works made for hire”. Any such Inventions disclosed to anyone by the Participant within one (1) year after the Participant’s Termination of Service for any cause whatsoever (unless developed wholly on the Participant’s private time, the Participant’s personal resources and off Company premises) shall be deemed to have been made or conceived by the Participant during the employment period. As to all such Inventions, the Participant will, upon Company request and at Company expense, execute all documents which the Company deems necessary or proper to enable it to establish title to such Inventions or other rights, and to enable it to file and prosecute applications for letters patent of the United States and any foreign country; and do all things (including the giving of evidence in suits and other proceedings) which the Company deems necessary or proper to obtain, maintain, or assert patents for any and all such Inventions or to assert its rights in any Inventions not patented. Notwithstanding anything to the contrary in this Section 9.7, the Company agrees that the Participant will not be obligated to assign to the Company any Invention that the Participant developed entirely on the Participant’s own time, without using any equipment, supplies, facilities or trade secret information of the Company, unless such Invention either: (i) relates to the Company’s business or the Company’s actual or demonstrably anticipated research; or (ii) results from any work performed by the Participant for the Company.

9.8 Cooperation. The Participant agrees that, following the Participant’s Termination of Service for any reason, the Participant shall upon reasonable advance notice, and to the extent it does not interfere with the Participant’s other full-time business endeavors or employment obligations, assist and cooperate with the Company with regard to any matter or project in which the Participant was involved during the Participant’s employment, including any litigation. The Company shall compensate the Participant for the Participant’s reasonable expenses incurred in such cooperation and assistance.

9.9 Reasonableness of Restrictions; Remedies.

(a) The Participant understands how important the relationships the Company has with Company Customers and with the Company employees, consultants, vendors and suppliers, and with regard to the Company’s Confidential Information, are to the business and success of the Company, and acknowledges the steps the Company has taken, is taking and will continue to take to develop, preserve and protect these relationships. Accordingly, the Participant agrees that the scope and duration of the restrictions and limitations described in this Section 9 are reasonable and necessary to protect the legitimate business interests of the Company, and acknowledges that all restrictions and limitations under this Section 9 shall apply regardless of the reason for the Participant’s Termination of Service.

(b) The Participant agrees that any violation of this Section 9 would be highly injurious and cause irreparable harm to the Company. Therefore, the Participant consents and agrees that if the Participant violates the terms of such provisions, the Company shall be entitled, in addition to any other rights and remedies that it may have (including monetary damages), to apply to any court of competent jurisdiction for specific performance or injunctive or other equitable relief in order to enforce, or prevent any continuing or threatened violation of, such provisions by the Participant. If the Participant violates the provisions of Section 9.2, Section 9.3 or Section 9.4, the eighteen (18) month Restricted Period referred to therein shall be tolled during the period of such violation. If the Company shall institute any action or proceeding to enforce the provisions of this Section 9, the Participant hereby irrevocably waives any claim or defense that the Participant may have that an adequate remedy at law is available, and the Participant hereby agrees not to interpose in any such action or proceeding any claim or defense that a remedy exists at law.

(c) In addition to the foregoing, in the event that the Participant breaches any of the restrictive covenant provisions (including, without limitation, the provisions of Section 9.2, Section 9.3 or Section 9.4) of the Participant’s employment with the Company or any agreement with the Company that contains similar restrictive covenant provisions, then, in addition to any other remedy that may be available to the Company in law or equity, all Class A Shares then held by the Participant shall be forfeited without payment or other consideration.

9.10 Survival. The provisions of this Section 9 shall survive the Participant’s Termination of Service and shall be fully enforceable thereafter.

10. Miscellaneous.

10.1 Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company may withhold any taxes required to be withheld with respect to the Class A Shares under applicable law and the Participant shall make arrangements satisfactory to the Company for the satisfaction of any such withholding tax obligations. The Company shall not be required to issue the Class A Shares or to recognize the disposition of such Class A Shares until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by having the Company withhold a portion of the Class A Shares that otherwise would be issued to the Participant under this Agreement or by tendering Class A Shares previously acquired by the Participant.

10.2 Employment At Will. Neither this Agreement nor any action by the Company, the Board of Managers or any of its Members shall be held or construed to confer upon the Participant any right to be continued in the employ of the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right to terminate the Participant’s employment, without liability but subject to the Participant’s rights under this Agreement, whenever in the sole discretion of the Company or Subsidiary, its interest may so require.

10.3 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement regardless of any investigation made by, or on behalf of, any party hereto.

10.4 Entire Agreement. This Agreement, the Plan, the LLC Agreement and any document attached referred to therein constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings related to the subject matter hereof.

10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Participant and the Company and any of their respective successors and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Participant without the prior written consent of the Company. Notwithstanding the foregoing, the Company may, without the consent of the Participant, assign, in whole or in part, the Company’s rights under this Agreement to any successor-in-interest of the Company.

10.6 Severability. If any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.7 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

10.8 Non-Exclusivity of Grant. This Agreement shall not be construed as creating any limitations on the power of the Board of Managers or the Company to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of Share options, Share appreciation rights, Class A Shares or other Shares otherwise than under this Agreement, and such arrangements may be either generally applicable or applicable only in specific cases.

10.9 Compliance with Other Laws and Regulations. This Agreement, the grant of the Class A Shares hereunder, and the obligation of the Company to sell, issue or deliver Class A Shares under this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in the Participant’s name or deliver any Class A Shares prior to the completion of any registration or qualification of such Class A Shares under any federal, state or local law or any ruling or regulation of any government body which the Company shall determine to be necessary or advisable. To the extent the Company is unable to or deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Class A Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Class A Shares as to which such requisite authority shall not have been obtained.

10.10 Limited Liability of the Company. The Company shall not be liable to the Participant or other persons as to any tax or economic consequence expected, but not realized, by the Participant or other person due to the receipt or vesting of the Class A Shares granted hereunder.

10.11 Transferability. No Class A Shares granted under this Agreement, nor any interest in such Class A Shares, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, and thereafter other than as permitted under the terms of the LLC Agreement or pursuant to Section 5 of this Agreement. Any purported assignment, transfer or encumbrance that does not satisfy this Section 10.11 shall be void and unenforceable against the Company ab initio.

10.12 Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, modified or supplemented, in whole or in part, only by written agreement of the parties. The observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of such breach by any other party hereto except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.13 Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Participant and the Company have caused this Management Profits Interest Agreement to be duly executed and delivered on the date and year first above written.

Participant:

Company:

OppFi Management Holdings, LLC
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Management Profits Interest Agreement – Chris McKay]

Exhibit A—Protective Internal Revenue Code Section 83(b) Election

The undersigned taxpayer elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in gross income as compensation for services rendered the excess (if any) of the fair market value of property received in connection with such services in over the amount paid for the property (if any), and supplies the following information in accordance with the regulations promulgated thereunder. The property described below is intended to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43. Based on current Treasury Regulation Section 1.721-1(b), Proposed Treasury Regulation Section 1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned taxpayer does not believe that the issuance of the property issued to the taxpayer is subject to the provisions of Section 83 of the Code. In the event the issuance is treated as so subject, however, the undersigned desires to make an election to have the receipt of the Class A Shares taxed under the provisions of Section 83(b) of the Code at the time the undersigned acquired the Class A Shares.

1. The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: ______________________

TAXPAYER’S SOCIAL SECURITY NUMBER: ______________________

ADDRESS: _________________________________ ___________________

TAXABLE YEAR: ______________________

2. The property that is the subject of this election are ____________ Class A Shares of OppFi Management Holdings, LLC.

3. The property was transferred to the undersigned on ________________.

4. The property is subject to the following restrictions: The property is subject to service-based vesting and forfeiture.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $________.

6. For the property transferred, the undersigned paid $___________.

7. The amount to include in gross income is $______.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files taxpayer’s annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Taxpayer Signature: ______________________ Date: _________________________